EX-FILING FEES

Exhibit 107

Calculation of Filing Fee Tables

S-1

(Form Type)

RF ACQUISITION CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit(1)		Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Units, each consisting of one share of Class A common stock, $0.0001 par value, one-half of one redeemable warrant, and one right to receive one-tenth of one share of Class A common stock(2)	Rule 457(o)	11,500,000	$10.00		$115,000,000	0.0000927	$10,661	-	-	-	-
	Equity	Shares of Class A common stock included as part of the units(3)	Other(4)	11,500,000	-		-	-	-	-	-	-	-
	Equity	Redeemable warrants included as part of the units(3)	Other(4)	5,750,000	-		-	-	-	-	-	-	-
	Equity	Rights included as part of the units(3)	Other(4)	11,500,000	-		-	-	-	-	-	-	-
	Equity	EBC founder shares of Class A common stock	-	200,000	$0.0001		$20	-	$0.002	-	-	-	-
	Equity	Shares of Class A common stock underlying the redeemable warrants included as part of the units	-	5,750,000	$11.50	(5)	$66,125,000	-	$6,130	-	-	-	-
	Equity	Shares of Class A common stock underlying the Rights included as part of the units	-	1,150,000	$10.00		$11,500,000	-	$1,066	-	-	-	-
Carry Forward Securities
Carry Forward Securities
	Total Offering Amounts
	Total Fees Previously Paid
	Total Fee Offsets
	Net Fee Due

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 1,500,000 units, consisting of (i) 1,500,000 shares of Class A common stock, 750,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriter to cover over-allotments, if any; and (ii) 1,500,000 rights, with each right entitling the holder to receive one-tenth of one Class A common stock upon the closing of the business combination.

(3)	Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g).

(5)	Calculated pursuant to Rule 457(g) under the Securities Act, based on the price of the warrants.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources

Table 3: Combined Prospectuses

Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date